Exhibit 99.1

            Intelligent Systems Announces First Quarter 2004 Results


            ***Earnings Conference Call and Webcast at 11 AM Today***


    NORCROSS, Ga., May 12 /PRNewswire-FirstCall/ -- Intelligent Systems Corporation (Amex: INS) ( www.intelsys.com ) announced today the financial results for its first fiscal quarter ended March 31, 2004.

    For the quarter ended March 31, 2004, the company recorded revenue of $4,612,000, a 45 percent increase compared to revenue of $3,170,000 for the three-month period ended March 31, 2003. The loss from operations for the three-month period ended March 31, 2004 was $837,000 compared to a loss from operations of $2,574,000 in the quarter ended March 31, 2003. The company recorded a net loss for the three months ended March 31, 2004 of $820,000 or $0.18 per basic and diluted common share compared with a net profit of $949,000 or $0.21 per basic and diluted common share in the comparable period in 2003.

    In the first quarter of 2003, the company's results were impacted positively by investment income of $3,464,000 that offset its loss from operations and resulted in positive earnings for the first quarter of last year. The company did not have any such investment income in the first quarter of 2004.

    The period-to-period growth in revenue is due to a higher level of software license sales in the first quarter of 2004 as compared to the quarter ended March 31, 2003, principally because the company's CoreCard Software subsidiary recorded its first significant customer revenue during the period. Although management believes it is unlikely that the company will experience similar period-to-period revenue growth in other fiscal quarters of 2004, the specific timing of revenue recognition for software licenses is difficult to predict with any certainty due to a number of factors that often are not under the company's control. The loss from operations in the first quarter of 2004 was 67 percent lower than the loss from operations of $2,574,000 in the first quarter of 2003 due to the 45 percent increase in revenue, a lower cost of sales resulting from a favorable mix of high-margin software sales and lower marketing and general and administrative expenses due to cost reductions.

    At March 31, 2004, the company has $3,266,000 in current deferred revenue comprised of amounts recorded by its four consolidated subsidiaries and $5,015,000 in non-current deferred revenue associated with its VISaer subsidiary. Such deferred revenue will be recognized in future periods as completed products and services are delivered to customers.

    Subsequent to end of the first quarter, on May 10, 2004 the company confirmed that it sold all of its holdings in Cirronet, Inc., a privately held technology company based in Norcross, Georgia. The unsolicited offer to acquire the company's shares of common stock of Cirronet, Inc. in a private transaction netted cash proceeds of $1,073,000 to the company and resulted in an investment gain which will be reported in the second quarter ended June 30, 2004.


    Conference Call and Webcast Information

    As announced previously, Intelligent Systems has scheduled a conference call for today at 11 AM EDT to discuss the results of the first quarter for 2004. The call-in number is (877) 266-7144 (domestic) and (706) 679-3941
(local and international). A live webcast will be available at the same time by logging onto www.intelsys.com and clicking on the webcast icon. An archived version of the webcast will be available for 12 months.


    About Intelligent Systems Corporation

    For thirty years, Intelligent Systems Corporation (Amex: INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments, principally in the information technology industry. The company's consolidated subsidiaries include VISaer, Inc. ( www.visaer.com ), QS Technologies, Inc. ( www.qsinc.com ), CoreCard Software, Inc. ( www.corecard.com ), (all software companies) and ChemFree Corporation ( www.chemfree.com ) (an industrial products company). Since 1990, the company has operated the Intelligent Systems Incubator, an award-winning pioneer in privately sponsored incubators. Further information is available on the company's website at www.intelsys.com , or by calling the company at 770/381-2900.


    In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events, such as the war against IRAQ and the SARS epidemic, on the worldwide commercial aviation industry, other geopolitical or military actions, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions.



               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share amounts) (unaudited)

                                                             Three Months
                                                            Ended March 31,
                                                            2004       2003

    Revenue
       Products                                           $3,227     $1,704
       Services                                            1,385      1,466

         Total revenue                                     4,612      3,170

    Cost of revenue
       Products                                              985        759
       Services                                              810      1,050

         Total cost of revenue                             1,795      1,809

    Expenses
        Marketing                                            660        771
        General & administrative                             894      1,083
        Research & development                             2,100      2,081

    Loss from operations                                    (837)    (2,574)

    Other income
        Interest expense                                      (3)        (5)
        Investment income, net                                --      3,464(a)
        Equity in earnings (losses) of affiliate companies   (38)       (67)
        Other income                                          59         27

    Income (loss) before income tax provision (benefit)     (819)       845

    Income tax provision (benefit)                             1       (104)

    Net income (loss)                                      $(820)      $949

    Basic and diluted net income (loss) per share         $(0.18)     $0.21

    Basic and diluted weighted average shares          4,478,971  4,490,467

     (a) Includes $4.2 million gain on escrow settlement offset in part by a $719,000 investment write-down.


                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                        March 31, December 31,
                                                          2004        2003
    ASSETS                                            (unaudited)

    Current assets:
      Cash                                                  $770     $1,133
      Accounts receivable, net                             2,122      1,543
      Notes and interest receivable                          140        142
      Inventories                                            564        766
      Other current assets                                   524        614

        Total current assets                               4,120      4,198

    Long-term investments                                  6,209      6,275
    Property and equipment, at cost less                     742        746
     accumulated depreciation
    Goodwill                                               2,039      2,039
    Intangibles, net                                         397        476
    Other assets, net                                          8          8

    Total assets                                         $13,515    $13,742

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                                    $1,221       $932
      Short-term borrowings                                  250        250
      Deferred revenue                                     3,266      2,586
      Deferred gain                                          258        291
      Accrued expenses and other current liabilities       1,763      2,037

        Total current liabilities                          6,758      6,096

    Deferred revenue, net of current portion               5,015      5,060

    Minority interest                                      1,516      1,516

    Total stockholders' equity                               226      1,070

    Total liabilities and stockholders' equity           $13,515    $13,742

     For further information, call
     Bonnie Herron, 770/564-5504
     or email to bherron@intelsys.com



SOURCE  Intelligent Systems Corporation
    -0-                             05/12/2004
    /CONTACT:  Bonnie Herron of Intelligent Systems Corporation,
+1-770-564-5504, or bherron@intelsys.com/
    /Web site:  http://www.intelsys.com /
    (INS)

CO:  Intelligent Systems Corporation; Cirronet, Inc.
ST:  Georgia
IN:  CPR STW
SU:  ERN CCA MAV